UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2014

Aerie Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36152	20-3109565
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

135 US Highway 206, Suite 15

Bedminster, New Jersey 07921

(Address of principal executive offices)(Zip code)

Registrant’s telephone number, including area code: (908) 470-4320

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Compensation

On March 13, 2014, the Board of Directors (the “Board”) of Aerie Pharmaceuticals, Inc. (the “Company”) approved certain compensation matters for the Company’s executive officers as set forth below.

Equity Awards

The Board approved the following grants of stock options (each a “Grant”) under the Company’s 2013 Omnibus Incentive Plan (the “Plan”) to the Company’s executive officers:

Name and Title	Number of Shares of Common Stock Underlying Stock Options
Vicente Anido, Jr., Chief Executive Officer & Chairman of the Board	300,000
Thomas A. Mitro, Chief Operating Officer	126,000
Richard J. Rubino, Chief Financial Officer	89,000
Brian Levy, Chief Medical Officer	115,000
Casey C. Kopczynski, Chief Scientific Officer	121,000

The grant date for each Grant is March 13, 2014 and each is scheduled to vest 25% on March 13, 2015 and ratably thereafter on each of the 36 monthly anniversaries of March 13, 2015. All vesting is subject to continued employment with the Company during the vesting period. The exercise price for each share of common stock underlying each Grant is $20.70, which is the last reported sale price of the Company’s common stock as reported on The NASDAQ Global Market on March 13, 2014.

Under the Plan, in the event of a Corporate Transaction (as such term is defined in the Plan), options will either: (x) continue following such Corporate Transaction, which may include, in the discretion of the Committee (as such term is defined in the Plan) or the parties to the Corporate Transaction, the assumption, continuation or substitution of the options, in each case with appropriate adjustments to the number, kind of shares, and exercise prices of the options; or (y) terminate.

Pursuant to the stock option award agreement, upon a termination for any reason other than Cause (as such term is defined in the executive’s employment agreement), the vested portion of the executive’s option shall remain exercisable until the earlier of (i) the expiration of the three-month period (in the case of termination due to death or disability, the twelve-month period) beginning on the day following the termination date and (ii) the option expiration date. In the event of termination for Cause, the option may not be exercised after the date on which the executive’s employment terminates.

The description of the stock options contained herein is a summary of material terms and is qualified in its entirety by (i) reference to the 2013 Omnibus Incentive Plan, a form of which was filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (“SEC”) on October 3, 2013 and is hereby incorporated herein by reference and (ii) the full text of the form of incentive stock option agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

2014 Changes in Compensation for the Chief Executive Officer

On March 13, 2014, after a review of the overall compensation package of the Company’s Chief Executive Officer and Chairman of the Board, Vicente Anido, Jr., the Board approved (i) an increase in Dr. Anido’s base salary from $475,000 to $515,000 and (ii) an increase in his target bonus opportunity, which is expressed as percentage of his base salary, from 50% to 60%.

The foregoing description of the 2014 target bonus is qualified in its entirety by reference to the full text of Dr. Anido’s Employment Agreement, which was filed as Exhibit 10.18 to the Company’s Registration Statement on Form S-1 filed with the SEC on October 3, 2013, and is hereby incorporated herein by reference.

Amendments to Non-Employee Director Compensation Program

On March 13, 2014, the Board approved certain amendments to the Company’s Non-Employee Director Compensation Program (the “Director Compensation Program”). Effective March 13, 2014, the Director Compensation Program provides for the following:

•	Each non-employee director shall receive an annual retainer of $35,000.

•	The Lead Director shall be eligible to receive an annual fee of $15,000.

•	The Chairman of the Company’s Audit Committee shall be eligible to receive an annual fee of $18,000 and other members of the Audit Committee shall be eligible to receive an annual committee fee of $9,000.

•	The Chairman of the Company’s Compensation Committee shall be eligible to receive an annual fee of $12,000 and other members of the Compensation Committee shall be eligible to receive an annual committee fee of $6,000.

•	The Chairman of the Company’s Nominating and Corporate Governance Committee shall be eligible to receive an annual fee of $9,000 and other members of the Nominating and Corporate Governance Committee shall be eligible to receive an annual committee fee of $4,500.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

10.1	Form of Aerie Pharmaceuticals, Inc. Incentive Stock Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AERIE PHARMACEUTICALS, INC.

Date: March 19, 2014	By:	/s/ Richard J. Rubino
Richard J. Rubino
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Form of Aerie Pharmaceuticals, Inc. Incentive Stock Option Agreement